Exhibit 1.1.1

Execution Version

Pricing Agreement

Citigroup Global Markets Inc.

Mizuho Securities USA LLC

Wells Fargo Securities, LLC

As Representatives of the several
Underwriters named in Schedule I hereto.

September 28, 2026

Ladies and Gentlemen:

The Kroger Co., an Ohio corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 28, 2026 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the securities (the “Designated Securities”) specified in Schedule II hereto. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters, and under other terms and conditions set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

The Company understands that the Underwriters intend to make a public offering of the Designated Securities as soon after the effectiveness of this Pricing Agreement as in the judgment of the Representatives is advisable, and initially to offer the Designated Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule III hereto sets forth the Time of Sale Information made available at the Time of Sale.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very Truly Yours,

THE KROGER CO.

By:	/s/ Carin L. Fike
Name:	Carin L. Fike
Title:	Vice President and Treasurer

[Signature Page to Pricing Agreement]

Citigroup Global Markets Inc.

Mizuho Securities USA LLC

Wells Fargo Securities, LLC

and the additional Underwriters named on Schedule I to this Pricing Agreement

By: Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

By:	Mizuho Securities USA LLC

By:	/s/ Joseph Santaniello
Name: Joseph Santaniello
Title: Managing Director

By:	Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

On behalf of each of the Underwriters

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of Senior 5.800% Notes Due 2032 To Be Purchased	Principal Amount of Senior 6.200% Notes Due 2036 To Be Purchased
Citigroup Global Markets Inc.	$97,500,000	$127,500,000
Mizuho Securities USA LLC	$97,500,000	$127,500,000
Wells Fargo Securities, LLC	$97,500,000	$127,500,000
Goldman Sachs & Co. LLC	$26,000,000	$63,750,000
J.P. Morgan Securities LLC	$48,750,000	$34,000,000
Truist Securities, Inc.	$48,750,000	$63,750,000
BNY Mellon Capital Markets, LLC	$26,000,000	$34,000,000
Fifth Third Securities, Inc.	$26,000,000	$34,000,000
Huntington Securities, Inc.	$26,000,000	$34,000,000
MUFG Securities Americas Inc.	$26,000,000	$34,000,000
PNC Capital Markets LLC	$26,000,000	$34,000,000
RBC Capital Markets, LLC	$26,000,000	$34,000,000
Scotia Capital (USA) Inc.	$26,000,000	$34,000,000
SMBC Nikko Securities America, Inc.	$26,000,000	$34,000,000
U.S. Bancorp Investments, Inc.	$26,000,000	$34,000,000
Total	$650,000,000	$850,000,000

SCHEDULE II

Title of Designated Securities:

5.800% Senior Notes due 2032

6.200% Senior Notes due 2036

Aggregate Principal Amount:

$650,000,000 of 5.800% Senior Notes due 2032

$850,000,000 of 6.200% Senior Notes due 2036

Price to Public:

99.967% of the principal amount of the 5.800% Senior Notes due 2032, plus accrued interest from October 5, 2026

99.756% of the principal amount of the 6.200% Senior Notes due 2036, plus accrued interest from October 5, 2026

Purchase Price by Underwriters:

99.367% of the principal amount of the 5.800% Senior Notes due 2032, plus accrued interest from October 5, 2026

99.106% of the principal amount of the 6.200% Senior Notes due 2036, plus accrued interest from October 5, 2026

Specified Funds for Payment of Purchase Price:

Immediately available funds

Indenture:

Indenture dated as of June 25, 1999, between the Company and Firstar Bank, National Association (currently known as U.S. Bank Trust Company, National Association), as Trustee, as supplemented by the First Supplemental Indenture, dated June 25, 1999, the Second Supplemental Indenture, dated June 25, 1999, the Third Supplemental Indenture, dated June 25, 1999, the Fourth Supplemental Indenture, dated September 22, 1999, the Fifth Supplemental Indenture, dated September 22, 1999, the Sixth Supplemental Indenture, dated September 22, 1999, the Seventh Supplemental Indenture, dated February 11, 2000, the Eighth Supplemental Indenture, dated February 11, 2000, the Ninth Supplemental Indenture, dated August 21, 2000, the Tenth Supplemental Indenture, dated May 11, 2001, the Eleventh Supplemental Indenture, dated May 11, 2001, the Twelfth Supplemental Indenture, dated August 16, 2001, the Thirteenth Supplemental Indenture, dated April 3, 2002, the Fourteenth Supplemental Indenture, dated June 17, 2002, the Fifteenth Supplemental Indenture, dated January 28, 2003, the Sixteenth Supplemental Indenture, dated December 20, 2004, the Seventeenth Supplemental Indenture, dated August 15, 2007, the Eighteenth Supplemental Indenture, dated January 16, 2008, the Nineteenth Supplemental Indenture, dated March 27, 2008, the Twentieth Supplemental Indenture, dated March 27, 2008, the Twenty-First Supplemental Indenture, dated November 25, 2008, the Twenty-Second Supplemental Indenture, dated October 1, 2009, the Twenty-Third Supplemental Indenture, dated July 13, 2010, the Twenty-Fourth Supplemental Indenture, dated January 19, 2012, the Twenty-Fifth Supplemental Indenture, dated April 16, 2012, the Twenty-Sixth Supplemental Indenture, dated April 16, 2012, the Twenty-Seventh Supplemental Indenture, dated July 25, 2013, the Twenty-Eighth Supplemental Indenture, dated July 25, 2013, the Twenty-Ninth Supplemental Indenture, dated December 23, 2013, the Thirtieth Supplemental Indenture, dated December 23, 2013, the Thirty-First Supplemental Indenture, dated December 23, 2013, the Thirty-Second Supplemental Indenture, dated December 23, 2013, the Thirty-Third Supplemental Indenture, dated January 30, 2014, the Thirty-Fourth Supplemental Indenture, dated October 28, 2014, the Thirty-Fifth Supplemental Indenture, dated January 15, 2016, the Thirty-Sixth Supplemental Indenture, dated January 15, 2016, the Thirty-Seventh Supplemental Indenture, dated January 15, 2016, the Thirty-Eighth Supplemental Indenture, dated October 3, 2016, the Thirty-Ninth Supplemental Indenture, dated October 3, 2016, the Fortieth Supplemental Indenture, dated October 3, 2016, the Forty-First Supplemental Indenture, dated January 24, 2017, the Forty-Second Supplemental Indenture, dated July 24, 2017, the Forty-Third Supplemental Indenture, dated July 24, 2017, the Forty-Fourth Supplemental Indenture, dated July 24, 2017, the Forty-Fifth Supplemental Indenture, dated January 14, 2019, the Forty-Sixth Supplemental Indenture, dated January 14, 2019, the Forty-Seventh Supplemental Indenture, dated January 13, 2020, the Forty-Eighth Supplemental Indenture, dated April 28, 2020, the Forty-Ninth Supplemental Indenture, dated January 12, 2021, the Fiftieth Supplemental Indenture, dated August 27, 2024, the Fifty-First Supplemental Indenture, to be dated October 5, 2026, and the Fifty-Second Supplemental Indenture, to be dated October 5, 2026.

Maturity:

The 5.800% Senior Notes due 2032 will mature on February 15, 2032

The 6.200% Senior Notes due 2036 will mature on November 1, 2036

Interest Rates:

The 5.800% Senior Notes due 2032 will bear interest from October 5, 2026 at 5.800%

The 6.200% Senior Notes due 2036 will bear interest from October 5, 2026 at 6.200%

Interest Payment Dates:

Interest on the 5.800% Senior Notes due 2032 is payable semiannually on February 15 and August 15 of each year, commencing on February 15, 2027

Interest on the 6.200% Senior Notes due 2036 is payable semiannually on May 1 and November 1 of each year, commencing on May 1, 2027

Redemption Provisions:

As described in the term sheet dated September 28, 2026 included on Schedule IV

Change of Control Put:

As described in the preliminary prospectus supplement dated September 28, 2026

Sinking Fund Provision:

No sinking fund provisions

Defeasance Provisions:

As described in the preliminary prospectus supplement dated September 28, 2026

Guarantees:

None

Time of Delivery:

October 5, 2026

Closing Location:

Offices of Freshfields US LLP
3 World Trade Center
175 Greenwich Street
New York, New York 10007

Name and Address of Representatives:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Fax: (646) 291-1469

Attention: General Counsel

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Attention: Debt Capital Markets

Wells Fargo Securities, LLC

550 South Tryon Street, 6th Floor

Charlotte, North Carolina 28202

Attention: Transaction Management

Email: tmgcapitalmarkets@wellsfargo.com

Schedule III

Time of Sale Information

1.	Preliminary Prospectus Supplement, dated September 28, 2026, including the base prospectus included therein, dated April 21, 2026

2.	Term sheet, dated September 28, 2026, included on Schedule IV

Schedule IV

The Kroger Co.

Pricing Term Sheet

Dated September 28, 2026

Issuer:	The Kroger Co.
Security Type:	Senior Notes
Trade Date:	September 28, 2026
Settlement Date:	October 5, 2026 (T+5)
Denominations:	$2,000 x $1,000
5.800% Senior Notes Due 2032
Principal Amount:	$650,000,000
Maturity Date:	February 15, 2032
Coupon:	5.800%
Benchmark Treasury:	UST 5.000% due September 30, 2031
Benchmark Treasury Price / Yield:	99-23 ¾ / 5.059%
Spread to Benchmark Treasury:	T + 75 basis points
Yield to Maturity:	5.809%
Price to Public:	99.967% of the principal amount
Interest Payment Dates:	February 15 and August 15, commencing on February 15, 2027
Optional Redemption Provisions:
Make-whole Call:	Treasury Rate plus 15 basis points (prior to January 15, 2032)
Par Call:	On or after January 15, 2032 (one month prior to maturity)
CUSIP/ISIN:	501044EY3 / US501044EY35 6.200% Senior Notes Due 2036
Principal Amount:	$850,000,000
Maturity Date:	November 1, 2036
Coupon:	6.200%

Benchmark Treasury:	UST 4.625% due August 15, 2036
Benchmark Treasury Price / Yield:	95-11+ / 5.232%
Spread to Benchmark Treasury:	T + 100 basis points
Yield to Maturity:	6.232%
Price to Public:	99.756% of the principal amount
Interest Payment Dates:	May 1 and November 1, commencing on May 1, 2027
Optional Redemption Provisions:
Make-whole Call:	Treasury Rate plus 15 basis points (prior to August 1, 2036)
Par Call:	On or after August 1, 2036 (three months prior to maturity)
CUSIP/ISIN:	501044EZ0 / US501044EZ00

Joint Book-Running Managers:

5.800% Senior Notes Due 2032

Citigroup Global Markets Inc.

Mizuho Securities USA LLC

Wells Fargo Securities, LLC

J.P. Morgan Securities LLC

Truist Securities, Inc.

6.200% Senior Notes Due 2036

Citigroup Global Markets Inc.

Mizuho Securities USA LLC

Wells Fargo Securities, LLC

Goldman Sachs & Co. LLC

Truist Securities, Inc.

Co-Managers:

5.800% Senior Notes Due 2032

BNY Mellon Capital Markets, LLC

Fifth Third Securities, Inc.

Goldman Sachs & Co. LLC

Huntington Securities, Inc.

MUFG Securities Americas Inc.

PNC Capital Markets LLC

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

6.200% Senior Notes Due 2036

BNY Mellon Capital Markets, LLC

Fifth Third Securities, Inc.

Huntington Securities, Inc.

J.P. Morgan Securities LLC

MUFG Securities Americas Inc.

PNC Capital Markets LLC

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at (800) 831-9146, Mizuho Securities USA LLC toll-free at (866) 271-7403 and Wells Fargo Securities, LLC toll-free at (800) 645-3751.

We expect that delivery of the notes will be made against payment therefor on or about the settlement date specified above, which will be the fifth business day following the date of this term sheet. Under Rule 15c6-1 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the business day immediately preceding delivery of the notes will be required, by virtue of the fact that the notes initially will settle in T+ 5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade the notes prior to the settlement date should consult their own advisor.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.